POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of David B. Speer, James H. Wooten, Jr. and Ronald D. Kropp, signing singly, his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission ("SEC") and any other person; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January 2007.



/s/Robert C. McCormack
Robert C. McCormack



Signed and sworn to before me on
this 12th day of January 2007.


Kathleen Nuzzi
Notary Public
My Commission expires July 9, 2007